UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 4, 2013

PTGI HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

460 Herndon Parkway, Suite 150, Herndon, VA 20170

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James C. Keeley

On December 4, 2013, James C. Keeley, who was serving as the PTGi Holding, Inc. (the “Company”) Chief Financial Officer, Corporate Controller and Treasurer resigned from all positions with the Company.

In connection with Mr. Keeley’s resignation, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Keeley. Pursuant to the Separation Agreement, Mr. Keeley’s employment with the Company is deemed terminated without cause for purposes of that certain Employment Letter, dated March 22, 2011, between Mr. Keeley and the Company, and Mr. Keeley became entitled to the following severance benefits: (i) $559,068; (ii) the accelerated vesting of 8,386 unvested restricted stock units (“RSUs”) held by Mr. Keeley and a payment of $104,825 for dividend equivalents accrued with respect to such unvested RSUs; and (iii) payment of health insurance premiums until December 31, 2014.

The Separation Agreement also contains customary release and non-disparagement provisions.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Mesfin Demise

On December 4, 2013, the Board of Directors (“Board”) appointed Mesfin Demise to serve as the Company’s Chief Financial Officer, Corporate Controller and Treasurer, effective December 5, 2013.

Mesfin Demise, 43, joined the Company as Senior Accountant in April 10, 2000. Prior to becoming Chief Financial Officer of the Company, Mr. Demise was the Manager of Cost of Sales in 2001, Manager of Internal Audit and Sarbanes-Oxley Compliance Officer in 2004, Controller for USA division from 2007 to 2011 reporting to CEO/CFO, and Senior Director of Finance for ICS division From 2011 to 2013. Prior to joining the Company, from August 1999 to 2000, Mr. Demise was Senior Accountant for Red, Hot and Blue, Inc. Mr. Demise is a certified public accountant and holds a Bachelor of Arts in Accounting and MIS from George Mason University.

Resignation of Neil Subin

On December 31, 2013, Neil Subin, who had served as our Chairman of our Board of Directors, resigned from all Board of Director positions with the Company. In connection with Mr. Subin’s resignation, the Compensation Committee accelerated the vesting of 35,931 options and 35,500 RSUs held by Mr. Subin and a payment of $402,417 for dividend equivalents accrued with respect to such unvested RSUs.

Appointment of Mark Holliday as Chairman

On December 26, 2013, the Board appointed Mark Holliday to serve as the Company’s Executive Chairman of the Board, effective January 1, 2014.

Appointment of Wayne Barr, Jr.

On December 26, 2013, the Board appointed Wayne Barr, Jr. to the Board, effective January 1, 2014. Mr. Barr will serve on the Company’s Board of Directors until its 2014 Annual Meeting of Stockholders, at which time the Company anticipates that Mr. Barr will be nominated to serve for an additional term. There was no arrangement or understanding between Mr. Barr and the Company (or any other person known to the Registrant) pursuant to which Mr. Barr was appointed. On January 15, 2014, Mr. Barr was appointed to the Compensation Committee of the Board of Directors.

Wayne Barr, Jr., is managing director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina to a wide variety of stakeholders including landowners, developers, builders and investors, a position he has held since 2013. Mr. Barr is also the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr also co-founded and was president from 2003 to 2008 of Capital & Technology Advisors, a management consulting and restructuring firm.

Mr. Barr has served on the boards of directors of Anacomp, Leap Wireless International, NEON Communications and Globix Corporation. He currently serves as a director of Evident Technologies, Inc. since 2005 and Float-Tech, Inc. since 2012. Mr. Barr received his J.D. degree from Albany Law School of Union University and is admitted to practice law in New York State. He is also a licensed real estate broker in the state of North Carolina.

In connection with his appointment to the Board, Mr. Barr became eligible to receive the cash and equity compensation for a non-director employee in accordance with the Company’s policy as described in the Company’s Definitive Proxy Statement (File No. 001-35210) under the caption “Board of Directors—Compensation of Directors” filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2013, which is incorporated herein by reference (“Proxy Statement”). Upon his appointment to the Board, Mr. Barr received an equity grant of 2,233 RSUs, which will vest in two equal installments on the first and second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date), and 4,466 non-qualified stock options to purchase shares of the Company’s common stock, which will vest and become exercisable ratably in three installments commencing on the date of grant and each of the first two anniversaries thereafter (subject to continued service as a non-employee director through each applicable vesting date).

Resignation of Mark Holliday

On January 15, 2014, Mark Holliday resigned as a member of the Board and as a member of all Board committees. In connection with Mr. Holliday’s resignation, the Compensation Committee accelerated the vesting of 35,391 options and 7,500 RSUs held by Mr. Holliday and a payment of $73,750 for dividend equivalents accrued with respect to such unvested RSUs.

Resignation of Steve Scheiwe

On January 15, 2014, Steve Scheiwe resigned as a member of the Board and as a member of all Board committees. In connection with Mr. Scheiwe’s resignation, the Compensation Committee accelerated the vesting of 35,391 options and 7,500 RSUs held by Mr. Scheiwe and a payment of $73,750 for dividend equivalents accrued with respect to such unvested RSUs.

Size of Board of Directors

In connection with recent director resignations, the Board reduced the size of the Board from four to three members.

Appointment of Robert M. Pons as Executive Chairman

On January 15, 2014, the Board appointed Robert M. Pons to serve as the Company’s Executive Chairman of the Board, effective January 16, 2013. Mr. Pons will be compensated for his service on the Board as a non-director employee in accordance with the Company’s policy as described in the Proxy Statement.

Appointment of Philip Falcone

On January 15, 2014, the Board appointed Philip Falcone to the Board, effective January 16, 2014. Mr. Falcone will serve on the Board until its 2014 Annual Meeting of Stockholders, at which time the Company anticipates that Mr. Falcone will be nominated to serve for an additional term. There was no arrangement or understanding between Mr. Falcone and the Company (or any other person known to the Company) pursuant to which Mr. Falcone was appointed.

In connection with his appointment to the Board, Mr. Falcone became eligible to receive the cash and equity compensation as a non-director employee in accordance with the Company’s policy as described in the Proxy Statement. Upon his appointment to the Board, Mr. Falcone received an equity grant of 2,028 RSUs, which will vest in two equal installments on the first and second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date), and 4,055 non-qualified stock options to purchase shares of the Company’s common stock, which will vest and become exercisable ratably in three installments commencing on the date of grant and each of the first two anniversaries thereafter (subject to continued service as a non-employee director through each applicable vesting date).

Mr. Falcone has served as a director, Chairman of the Board and Chief Executive Officer of Harbinger Group Inc. (“HGI”) since July 2009. From July 2009 to July 2011, Mr. Falcone also served as the President of HGI. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC (“Harbinger Capital”), an affiliate of HGI, is Chief Investment Officer of other Harbinger Capital affiliated funds. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone is also the Chairman of the Board, President and Chief Executive Officer of Zap.Com Corporation, a subsidiary of HGI. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone received an A.B. in Economics from Harvard University.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement, dated December 4, 2013, by and between the Company and James C. Keeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTGI HOLDING, INC.

Dated: January 24, 2014	By:	/s/ Mesfin Demise
Mesfin Demise
Chief Financial Officer